SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material under Rule 14a-12

                         The Jefferson Fund Group Trust
                         ------------------------------
                (Name of Registrant as Specified in its Charter)

           ----------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1.   Title of each class of securities to which transaction applies:

       2.   Aggregate number of securities to which transaction applies:

       3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4.   Proposed maximum aggregate value of transaction:

       5.   Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1.   Amount Previously Paid:

       2.   Form, Schedule or Registration Statement No.:

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       4.   Date Filed:

Notice of Special Meeting of Shareholders
Of The Jefferson Growth and Income Fund
To be Held January 24, 2002

To Shareholders of The Jefferson Growth and Income Fund:

         We invite you to attend a special meeting of shareholders of The Jefferson Growth and Income Fund (the "Fund"), which is a portfolio of the Jefferson Fund Group Trust (the "Trust"). This is a very important meeting, which has been called to vote on a proposal to liquidate and terminate your Fund.

         The meeting will be held on Thursday, January 24, 2002, at 10:00 a.m. (Central Standard Time), at 2901 Butterfield Road, Oak Brook, Illinois 60523. As we describe in the accompanying proxy statement, the shareholders will vote on:

         o        A proposal to liquidate and terminate the Fund.

         o Any other business that properly comes before the special meeting.

         The trustees, after thorough discussion and consideration, have decided to recommend the liquidation and termination of the Fund. If the shareholders approve the recommendation to liquidate and terminate the Fund, the Fund will return to you the proceeds of the liquidation of your account. Once you receive your proceeds, you may pursue any investment option you wish.

         We have enclosed a proxy card with this proxy statement. Your vote is important, no matter how many shares you own. Even if you plan to attend the special meeting, please complete, date and sign the proxy card and mail it as soon as you can in the envelope we have provided. If you attend the special meeting, you can revoke your proxy and vote your shares in person if you choose.

         We look forward to seeing you at the special meeting.

                                          THE JEFFERSON FUND GROUP TRUST


                                          ------------------------------------
                                          Richard Imperiale
                                          Secretary
Milwaukee, Wisconsin
January ___, 2002

                           FREQUENTLY ASKED QUESTIONS


Q:    Why have I received this proxy statement?

      Our trustees have sent you this proxy statement, starting around January ___, 2002 to ask for your vote as a shareholder of the Fund.

Q:    What am I voting on?

      You will vote on a proposal to liquidate and terminate the Fund.

      Our trustees are not aware of any other matter which will be presented to you at the special meeting.

Q:    Who is entitled to vote?

      If you owned shares of the Fund as of the close of business on the record date, December 18, 2001, then you are entitled to vote. You will be entitled to one vote per share for each share you own on the record date.

Q:    Do I need to attend the special meeting in order to vote?

      No. You can vote either in person at the special meeting or by completing and mailing the enclosed proxy card.

Q:    How will proxies be solicited?

      We will solicit proxies by mail. In addition, certain of our officers and employees may solicit by telephone, facsimile transmission and personally. We will not pay these officers and employees specifically for soliciting proxies. We will bear the cost of soliciting proxies, including preparing, assembling and mailing the proxy material.

Q:    How many shares of the Fund's stock are entitled to vote?

      As of the record date, the number of shares of the Fund that were entitled to vote at the special meeting were _______ shares.

Q:    What happens if the special meeting is adjourned?

      The special meeting could be adjourned if, for example, a quorum does not exist. For purposes of any adjournment, proxies will be voted "for" adjournment unless you direct otherwise by writing anywhere on the enclosed proxy that you will vote against any adjournments.

Q:    What constitutes a quorum?

      A "quorum" refers to the number of shares that must be in attendance, in person or by proxy, at a meeting to lawfully conduct business. The presence in person or by proxy of one-third of the outstanding shares of the Fund entitled to vote constitutes a quorum.

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

Q:    What happens if I sign and return my proxy card but do not mark my vote?

      Richard Imperiale and Byron K. Crowe, as proxies, will vote your shares to approve the liquidation of the Fund.

Q:    May I revoke my proxy?

      You may revoke your proxy at any time before it is exercised by giving notice of your revocation to us in writing (by subsequent proxy or otherwise). Your presence at the special meeting does not itself revoke your proxy.

Q:    Who will count the votes?

      Management of the Trust will count the votes and act as inspector of elections.

Q:    How can I obtain a copy of the annual report?

      You may request a copy of our latest annual report and semi-annual report succeeding the annual report by writing to The Jefferson Fund Group Trust, c/o Firstar Mutual Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701, Attention Corporate Secretary, or by calling 1-800-216-9785. We will furnish these copies free of charge.

               OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of shares of the Fund as of the record date by: (a) each named executive officer and trustee; (b) all of the named executive officers and trustees as a group; and (c) each person or entity known by the Trust to own beneficially more than 5% of one or both of the shares of the Fund:

                             GROWTH AND INCOME FUND

Name and (Respecting 5%
 Holders) Address of                     Number of Shares           Percentage
   Beneficial Owner                     Beneficially Owned           Ownership
------------------------                ------------------           ---------

Firstar Trust Company -                      ______                    ______%
Custodian for Sidney Shindell
 - IRA Rollover
929 N. Astor Street
Milwaukee, Wisconsin  53202-3454

Firstar Trust Co. Custodian for              ______                    ______%
Carlisle F. Meredith IRA
6540 Mal Weathers Road
Raleigh, NC  7603-7839

Marshall & Ilsley Trust Co.                  ______                    ______%
Trustee FBO Hough Inc.
Pension Retirement Trust
1000 N. Water Street, Floor 14
Milwaukee, WI  53202-3197

J. Michael Borden                            ______                    ______%
Byron K. Crowe                               ______                    ______%
Lawrence E. Harb                             ______                    ______%
Richard Imperiale                            ______                    ______%
F.L. Kirby                                   ______                    ______%
John L. Komives                              ______                    ______%
Lawrence Kujawski                            ______                    ______%
Roberta S. Matlin                            ______                    ______%
Robert D. Parks                              ______                    ______%
Officers and trustees
as a group (9 persons)**                     ______                    ______%
----------
*      Less than 1%.
**     This includes shares held by Uniplan Inc., as well as shares held by Mr.
Imperiale in his capacity as trustee of the Uniplan Inc. Profit Sharing Plan; shares held by J. Michael Borden in his capacity as a trustee of the Hough, Inc. Pension Retirement Trust, the Hufcor Foundation and the Freedom Plastics Foundation; and by Mr. Imperiale and Mr. Komives in their capacities as custodians under the Uniform Transfer to Minors Act.

                  PROPOSAL TO LIQUIDATE AND TERMINATE THE FUND

Background

         The Fund began operations on September 1, 1995. The Fund aims to produce long-term capital appreciation and current income and has invested primarily in equity securities since its inception. Notwithstanding the marketing of the Fund's shares, the Fund's assets have not grown substantially. During the period from commencement of operations through _______________, the Fund's assets reached a level of $____________; however, assets have since decreased to less than $____________ as of November 30, 2001. Since its inception, the Fund has employed a number of distributors, none of which were able to significantly increase the size of the Fund and the Fund's investment adviser believes that the prospect for growth is limited.

         Sales of the Fund's shares have not been sufficient to allow the Fund to reach a size adequate, in the judgment of the trustees, to spread expenses over a sufficient asset base to provide a satisfactory expense ratio. From ______________ to the present, a significant portion of the expenses of the Fund have been reimbursed. The party that has been voluntarily reimbursing the Fund to the extent necessary to maintain an expense ratio of 2.50% has notified the Fund that effective February 10, 2002 it will no longer reimburse the Fund. In the absence of such expense reimbursements, the expense ratio of the Fund is likely to approach or exceed 4.00%. The trustees believe that an expense ratio of that magnitude would not be in the best interests of the shareholders. The trustees considered the possibility of another party reimbursing the expenses of the Fund and determined that this possibility is remote. The trustees also considered the possibility of merging the Fund into the Jefferson REIT Fund, but concluded that the costs associated with mutual fund mergers made such a merger impractical. Thus, the trustees concluded that it would be in the interest of the shareholders of the Fund to liquidate the Fund promptly.

         Accordingly, on December 11, 2001, the trustees voted to terminate the Fund. In accordance with the requirements of the Trust's Trust Instrument, dated January 20, 1995 (the "Trust Instrument"), the decision to terminate the Fund is being submitted to the shareholders for approval. The trustees also approved the suspension of sales of shares of the Fund.

         In anticipation of the termination of the Fund, the Fund's investment adviser is in the process of selling the Fund's equity investments and purchasing money market instruments with the sales proceeds.

Plan of Liquidation

         Effective as of the date of shareholder approval (the "Effective Date"), the complete liquidation of all of the assets of the Trust will be accomplished as set forth below:

     1. The Fund: (i) will sell any remaining portfolio securities it owns in order to convert its assets to cash (the Fund's investment adviser will supervise and manage the sale of the portfolio securities); (ii) will not engage in any business activities except for the purposes of winding up the business and affairs of the Fund, preserving the value of assets of the Fund and distributing its assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Fund; and (iii) will terminate in accordance with the Trust Instrument.

     2. The proportionate interests of shareholders in the assets of the Fund shall be fixed on the basis of their respective holdings as of the Effective Date. On such date the books of the Fund will be closed and the shareholders' respective interests in the assets of the Fund will not be transferable.

     3. As soon as possible after the Effective Date, and in any event within fourteen business days thereafter, the Trust will mail the following to each shareholder of record of the Fund on the Effective Date: (i) a liquidating cash distribution equal to the shareholder's proportionate interest in the net assets of the Fund and (ii) information concerning the sources of the liquidating distribution.

     4. The Fund will bear all expenses incurred by it in carrying out the liquidation. However, all such expenses accrued prior to February 10, 2002 will be reimbursed as the expense reimbursement agreement does not terminate until such date. It is expected that other liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution will be paid by the Fund, or set aside for payment, prior to the mailing of the liquidating distribution. The expenses of the Fund relating to the liquidation are estimated at no more than $_________, which includes legal expenses and printing, mailing, soliciting and miscellaneous expenses arising from the liquidation, which the Fund normally would not incur if it were to continue in business.

     5. After the date of mailing of the liquidating distribution, the outstanding shares of the Fund will be cancelled pursuant to the Trust Instrument and the termination of the Fund will be effected.

         The trustees have authority to authorize variations from or take action in addition to those set forth above as may be necessary or appropriate to marshal the assets of the Fund and effect the complete liquidation and termination of the existence of the Fund.

General Tax Consequences

         The following is only a general summary of the United States Federal income tax consequences of the liquidation of the Fund. The summary is generally applicable to shareholders who are individual United States citizens (other than dealers in securities) and does not address the particular Federal income tax consequences which may apply to shareholders who are corporations, trusts, estates, tax exempt organizations or non-resident aliens, for example. Shareholders should consult with their own tax advisers for advice regarding the application of current United States Federal income tax law to their particular situation and with respect to state, local and other tax consequences of the liquidation of the Fund.

         This summary is based on the tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect.

         If a shareholder has failed to furnish a correct taxpayer identification number or has failed to certify that he or she has provided a correct taxpayer identification number and that he or she is not subject to "backup withholding," the shareholder may be subject to a 30% backup withholding tax with respect to any ordinary or capital gins dividends as well as the liquidating distribution. An individual's taxpayer identification number is his or her social security number. Certain shareholders specified in the Internal Revenue Code of 1986, as amended, may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's Federal income tax liability.

         In general, each shareholder who receives a liquidating distribution will recognize a gain or loss for Federal income tax purposes measured by the difference between the shareholder's adjusted tax basis in the shareholder's shares of the Fund and the aggregate amount of the liquidating distribution that the shareholder receives. Assuming that the shareholder holds such shares as capital assets, such gain or loss will be capital gain or loss and will be long-term or short-term capital gain depending on the shareholder's holding period for the shares.

         Shareholders who own shares of the Fund in individual retirement accounts ("IRAs") may be subject to a 10% early withdrawal tax penalty in some situations. Generally, the receipt of a liquidating distribution by an IRA that holds shares will not be taxable to the IRA owner for Federal income tax purposes. If, under the terms of the IRA, the liquidating distribution is distributed or paid directly to the IRA owner, however, the distribution would be taxable for Federal income tax purposes and, if the owner has not attained age 59 1/2, generally also would be subject to the additional 10% early withdrawal tax. Nonetheless, in such a circumstance, a taxable event may be avoided either (i) by transferring the IRA account balance before it is distributed directly to another IRA custodian or trustee or (ii) by rolling over the distribution within sixty days of the date of the liquidating distribution to another IRA. An IRA may be rolled over only once in any one-year period; therefore, a rollover will not be an available alternative if the IRA owner rolled over an earlier distribution from the IRA at any time within the one year period preceding the date of the liquidating distribution. Payments made directly to the IRA owner will be subject to a withholding of 20%, making subsequent rollover difficult. For this reason, a direct payment to the IRA owner should be avoided if possible. There are many rules governing IRAs and the transfer and rollover of IRA assets. In addition, tax results may vary depending on the status of the IRA owner. Therefore, owners of IRAs that will receive liquidating distributions should consult with their own tax advisers concerning the consequences of the liquidating distribution in advance of the liquidating distribution.

         The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis.

         The Trust anticipates that the Fund will retain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended, during the liquidation period and, therefore, will not be taxed on any of its capital gains from the sale of its assets.

         Shareholders are free to redeem their shares prior to the Effective
Date.

Exchange Into Other Funds

         Prior to the Effective Date, shareholders of the Fund may continue to:

         o        Exchange shares of the Fund for shares of the Jefferson REIT
                  Fund.

         o Exchange shares of the Fund for shares of First American Prime Obligations Fund, a money market mutual fund.

Appraisal Rights

         Shareholders will not be entitled to exercise any dissenter's or appraisal rights with respect to the liquidation and termination of the Fund.

Required Vote

         The favorable vote of the holders of a "majority" (as defined in the Investment Company Act of 1940) of the outstanding shares of the Fund is required to approve the liquidation and termination of the Fund. Under the Investment Company Act of 1940, the vote of the holders of a "majority" of the outstanding shares of a Fund means the vote of the holders of the lesser of (a) 67% or more of its shares present at the special meeting or represented by proxy if the holders of 50% or more of its shares are so present or represented; or
(b) more than 50% of its outstanding shares. Abstentions and broker non-votes (if any) will be counted as votes present for purposes of determining whether a quorum is present. The failure to vote (other than by broker non-votes or abstentions), assuming more than 50% of the outstanding shares of the Fund are present, has no effect if (a) above is applicable and has the same effect as a vote against the liquidation and termination of the Fund, if (b) above is applicable. Abstentions and broker non-votes have the same effect as a vote against the liquidation and termination of the Fund.

         If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but sufficient votes to approve the proposed item are not received, or if other matters arise requiring shareholder attention, the persons named as proxy agents may propose one or more adjournments of the special meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares present at the special meeting or represented by proxy. For purposes of any adjournment, proxies will be voted "for" adjournment unless you direct otherwise by writing anywhere on the enclosed proxy that you will vote against any adjournments.

         If the shareholders do not approve the proposal, the Fund will continue to exist and operate in accordance with its stated objective and policies. The trustees would then meet to consider what, if any, steps to take in the best interests of shareholders.

         The trustees recommend approval of the liquidation and termination of the Fund.

                     ADMINISTRATOR AND PRINCIPAL UNDERWRITER

         The administrator for the Jefferson Funds is Firstar Mutual Fund Services, LLC. Its principal office is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

         The principal underwriter and distributor for the Jefferson Funds is Quasar Distributors, LLC. It principal office is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

                        RECEIPT OF SHAREHOLDER PROPOSALS

         Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in our proxy materials for a particular meeting of shareholders. One of these conditions relates to the timely receipt by us of any such proposal. Since we do not have regular annual meetings of shareholders, under these rules, proposals submitted for inclusion in the proxy materials for a particular meeting must be received by us a reasonable time before the solicitation of proxies for the meeting is made. The fact that we receive a shareholder proposal in a timely manner does not ensure its inclusion in our proxy materials since there are other requirements in the proxy rules relating to such inclusion.


                                  OTHER MATTERS

         The trustees know of no other matters that may come before the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons acting pursuant to the enclosed form of proxy to vote the shares represented by said proxies in accordance with their best judgement with respect to such matters.


                                  SOLICITATION

         We will bear the cost of soliciting proxies. We expect to solicit proxies mainly by mail. Some of our employees may also solicit proxies personally and by telephone. Also, we will reimburse brokers for their reasonable expenses in communicating with the persons for whom they hold shares of the Funds.

         You may request a copy of our latest annual report and semi-annual report succeeding the annual report by writing to The Jefferson Fund Group Trust, c/o Firstar Mutual Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701, Attention Corporation Secretary, or by calling 1-800-216-9785. We will furnish these copies free of charge.

                                             THE JEFFERSON FUND GROUP TRUST




                                             -----------------------------------
                                             Richard Imperiale
                                             Secretary
Milwaukee, Wisconsin
January ___, 2002

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                     OF THE JEFFERSON GROWTH AND INCOME FUND

         The undersigned constitutes and appoints Richard Imperiale and Byron K. Crowe, and each of them singly, with power of substitution, attorneys and proxies for and in the name and place of the undersigned to appear and vote with the same effect as the undersigned at the special meeting of shareholders of the Jefferson Growth and Income Fund, on Thursday, January 24, 2002, at 10:00 a.m. (Central Standard Time), at 2901 Butterfield Road, Oak Brook, Illinois 60523, and at any adjournments or postponements thereof, all shares of stock of the Jefferson Growth and Income Fund which the undersigned is entitled to vote as follows:

    1. To approve the liquidation         FOR         AGAINST          ABSTAIN
and termination of the Jefferson
Growth and Income Fund.                   [ ]           [ ]              [ ]

In their discretion upon such other business as may properly come before the meeting.

                                    This proxy will be voted as specified. If no specification is made, this proxy will be voted for the proposal.

                                    The signature on this proxy should
                                    correspond exactly with the name of the
                                    shareholder as it appears on the proxy. If stock is issued in the name of two or more persons, each should sign the proxy. If a proxy is signed by an administrator, trustee, guardian, attorney or other fiduciary, please indicate full title as such.

                                    Dated ____________________, 2002


                                    Signed______________________________________

                                    Signed______________________________________

This proxy is solicited on behalf of
the trustees of The Jefferson Fund Group Trust

[ ]   Please check here if you will be attending the meeting.